ASSET CONVEYANCE AGREEMENT


        ASSET CONVEYANCE AGREEMENT made as of the ___ day of January, 1997, by and among MAIN STREET CALIFORNIA, INC., an Arizona corporation ("Seller"), MAIN STREET AND MAIN INCORPORATED, a Delaware corporation ("Shareholder") and CNL CALIFORNIA RESTAURANTS, LTD., a Florida limited partnership ("Buyer").

        Seller conducts the business of the ownership and operation of T. G. I. Friday's Restaurants in the State of California, including the ownership and operation ("Seller's SF Business") of five existing and open T.G.I. Friday's restaurants located in California and more particularly identified hereinbelow ("Seller's Existing SF Restaurants"), each of which is covered by a franchise agreement (the "Franchise Agreements") with T.G.I. Friday's, Inc. ("TGIF"), and is in the process and developing a new T.G.I. Friday's restaurant in the "Mosconi Center" in San Francisco, California (the "Seller's New Restaurant," or together with the Seller's Existing SF Restaurants, the "Seller's SF Restaurants"), under Seller's development agreement with TGIF and which upon completion and opening will become subject to a Franchise Agreement. Each of the Seller's SF Restaurants is operated (or is being developed to be operated) pursuant to a specified system of standards, specifications and operating procedures mandated by TGIF (the "T.G.I. Friday's System").

        The parties hereto desire to effect the purchase by Buyer of all of the assets of Seller related to the ownership and operation of Seller's SF Restaurants. Such conveyance shall be structured as an intermediate conveyance of the Existing Restaurants to"MAIN ST. CALIFORNIA II, INC.," an Arizona corporation which is a newly formed wholly-owned subsidiary of Seller ("MSII"), and a transfer of 100% of the stock of MSII to Buyer, followed by a further conveyance of the Existing Restaurants to Buyer upon receipt of all necessary approvals, with a deferred conveyance of the Seller's New Restaurant upon completion, all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

Section 1.       Conveyance of Seller's SF Restaurants.

        1.1 Assets and Properties to be Conveyed. Seller hereby agrees with and in favor of Buyer, subject to all the terms and conditions of this Agreement, to convey to MSII the following assets and properties of Seller (the "Conveyed Assets"), free and clear of all liabilities, obligations, liens and encumbrances, unless expressly assumed by MSII as set forth in this Agreement and on Schedule 1.1:

                 (a) Leased Real Estate. All right, title and interest of Seller in and to the leases  described on Schedule  1.1(a) (the  "Leases") and the land
and  buildings   associated  with
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the Seller's SF Restaurants (the "Leased Properties")  (Schedule 1.1(a)) and all
other schedules and exhibits referred to herein are attached hereto and hereby made a part hereof.) The Leased Properties shall be conveyed free and clear of any liabilities of Seller which encumber the Leased Properties.

                 (b) Improvements. All of the right, title and interest of Seller in and to the use of the buildings and all other improvements, fixtures and structures located on, affixed to and/or part of or appurtenant to the Seller's SF Restaurants or the Leased Properties (collectively, the "Improvements").

                 (c) Personal Property. All of the right, title and interest of Seller in and to any and all personal property utilized in connection with the businesses conducted in the Seller's SF Restaurants, including, but not limited to the (i) mechanical systems, fixtures and equipment comprising a part of or attached to or located in the Seller's SF Restaurants; (ii) pylons and other signs, silverware, glassware, and other utensils and dishes, tables, chandeliers, lamps, stained or leaded glass, marble tops, fans, televisions, clocks, carpets, drapes, art work, memorabilia, paintings, posters, graphics and other furnishings owned by Seller and comprising a part of or attached to or located in the Seller's SF Restaurants including without limitation, any furnishings located in business offices or party rooms; (iii) maintenance equipment and tools owned by Seller and used in connection with the Seller's SF Restaurants; (iv) stoves, ovens, refrigerators, walk-in cold storage boxes and other kitchen equipment and other machinery, equipment, fixtures, keys, and; (v) the inventory and supplies owned by Seller in such quality as is customarily maintained on the Leased Properties by Seller and meeting minimum requirements of TGIF under each Franchise Agreement, including food, beverages, spirits, dishes, china, silver, glassware, paper goods, promotional items, uniforms, linens and all other inventory and supplies (the "Inventory"), and which personal property is presently located in, on or used in connection with the Seller's SF Restaurants, or is hereafter acquired in the ordinary course of business, and replacements of Inventory used in the ordinary course of business (collectively, the "Personal Property"), including, but not limited to, the Personal Property described on Schedule 1.1(c) attached hereto.

                 (d) Contracts. All rights and interests of Seller in, to and under all agreements and contracts, to the extent that the same relate to Seller's SF Business, including all management, maintenance, supply or service contracts, or any other contracts, arrangements or agreements affecting the Seller's SF Restaurants, the Leased Properties, the Improvements or the Personal Property pursuant to which goods, services, supplies or any other items whatsoever are furnished and/or are to be furnished in connection with the Seller's SF Restaurants, or the repair, maintenance or operation thereof, and all warranties, guarantees and bonds relating to the Seller's SF Restaurants, Leased Properties, the Improvements or the Personal Property, together with all other representations, contract rights, trade names, logos and transferable and intangible property, miscellaneous rights, benefits or privileges of any kind or character with respect to the Seller's SF Restaurants
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(collectively, the "Contracts"),  including, but not limited to, those set forth in Schedule 1.1(d); provided, however, that Buyer shall not be obligated to assume or perform any obligation or liability of Seller pursuant to any contract or agreement except as and to the extent specifically provided in accordance with Section 2.1 below.

                 (e) Ancillary Assets. All of Seller's right, title and interest in and to all permits, licenses (including liquor licenses), certificates of occupancy, governmental approvals, site plans, surveys, plans and specifications, marketing materials and floor plans in the possession of Seller or Shareholder which relate to the Seller's SF Restaurants, the Leased Properties, the Improvements or the Personal Property to the extent transferable (the "Ancillary Assets").

                 (f) Computer Software and Hardware. All of Seller's right, title and interest in and to all computer software and all hardware owned, leased or licensed by or to Seller which is located at or exclusively used for the Seller's SF Restaurants that is not otherwise prohibited from transfer by contract between Seller and the owner thereof.

                 (g) Telephone Numbers. All of Seller's right, title and interest in and to all telephone and facsimile numbers used by Seller for the Restaurants.

                 (h) Documents. All of the right, title and interest of Seller in and to all information and documentation in Seller's possession regarding the Seller's SF Restaurants, including, but not limited to, surveys, tax assessment records, engineering and building plans and specifications and reports (such as environmental reports), as-built drawings, development plans, plats, site plans, zoning materials, leases, guarantees, contracts, combinations to all locks on or in the Seller's SF Restaurants and all books, records and files relating to the ownership, management and/or operation (including those relating to financial matters and employees) and correspondence pertaining to that portion of Seller's SF Business relating to solely the operation of the Seller's SF Restaurants to be transferred pursuant to this Agreement (other than Seller's corporate minute books and stock record books) and records of the Seller's SF Restaurants (collectively, the "Documents"). Buyer agrees to allow Seller and Shareholder access to said records at all reasonable hours upon forty-eight hours prior notice by Seller or Shareholder.

                 (i) Franchise Agreements. All of the right, title and interest of Seller in and to the Franchise Agreements with TGIF relating to the Seller's SF Restaurants as well as all representations, warranties and undertakings by, from or for TGIF and its affiliates arising from or relating to the acquisition of the Seller's Existing SF Restaurants from TGIF.

                 (j) Trademarks and Licenses.  The right,  title and interest of
Seller in and to the trademarks, service marks, trade names and copyrights to the extent that the same are used in connection with the Seller's SF Restaurants as now conducted and all licenses pursuant to which Seller may be entitled to use any of the foregoing, provided that the Seller shall retain the right to use the same as Manager of the Seller's SF Restaurants and
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in  connection  with  its  businesses   conducted  away  from  the  Seller's  SF
Restaurants.

        1.2 Assets and Properties Not to Be Conveyed. Notwithstanding anything to the contrary contained in this Agreement, there is excluded from the assets and properties to be transferred pursuant to this Agreement and from the computation of the Conveyance Amount in accordance with Section 3.2 below, the following:

                 (a) Cash and Receivables. All cash, bank accounts, notes receivable, loans receivable, certificates of deposit, credit card accounts receivable from sales generated from Seller's SF Restaurants prior to the Closing and allowances or credits due from vendors, suppliers or service providers accrued prior to the Closing, other than the "cash banks" in the cash registers and otherwise maintained as cash on hand in the Seller's SF Restaurants as of the Closing Date, which shall be calculated and confirmed in writing by Seller as of the Closing Date, and which shall be credited to Seller as an addition to the Conveyance Amount hereunder.

                 (b) Deposits. The deposits and prepaid expenses of Seller expressly set forth in Schedule 1.2(b) attached hereto.

                 (c) Name. The name "Main Street" and any variation thereof or name similar thereto (provided however that Buyer shall have the right to use the corporate name of "Main St. California II, Inc., solely as the corporate name of MSII, until MSII has been dissolved as contemplated by the parties (and shall not unreasonably withhold its consent to a name change for MSII if requested by Seller).

                 (d) Corporate Assets. Any furniture, furnishings, office equipment, corporate minute books, stock books and records, and such books, records, documents and leases of Seller as are not in any manner used in or related to the operation of the Seller's SF Restaurants.

                 (e) Development Agreement. All right, title and interest of Seller (including all deposits paid thereunder) in and to the Development Agreement with TGIF except and other than the right to establish and enter into a Franchise Agreement for the Seller's New Restaurant.

                 (f) Seller's Other Restaurants. All right, title and interest of Seller in and to all assets and properties to the extent that the same relate to any restaurant now or in the future owned by Seller other than the Seller's SF Restaurants.

Section 2.       Liabilities of Seller.

        2.1 Liabilities Not Assumed by MSII or Buyer. Except as expressly provided herein, and other than any liability properly incurred by MSII as the owner of the Seller's SF
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Restaurants  after  Closing,  Buyer  shall not be deemed by  anything  contained herein to have assumed, nor shall MSII be deemed to have assumed or to succeed or be subject to, any liability or obligation of Seller, including but not limited to:

                 (a) Any obligation or liability of Seller under the Development Agreement with TGIF;

                 (b) Any obligation or liability of Seller under any of the Leases or any Franchise Agreement prior to and up to the Closing Date, including but not limited to, rents, royalties, marketing fees or trade payables;

                 (c) Any obligation or liability of Seller for any federal, state or local corporate income taxes, property taxes, sales taxes, payroll, withholding or social security taxes, or any other taxes of any kind or description (provided that the foregoing shall not limit the liability of MSII or Buyer for any such costs properly incurred by MSII or Buyer as the owner of the Conveyed Assets following the Closing Date); or

                 (d) Any obligation or liability of Seller relating to employees or independent contractors including, but not limited to, accrued salaries, other compensation or benefits, severance payments, accrued vacations, pensions, retirement plans, distributions or bonuses.

        2.2 Liabilities Assumed by and Indemnities of MSII. MSII shall be subject to and shall expressly assume all liabilities under the Leases and the Franchise Agreements arising following the Closing Date, and shall indemnify, defend and hold Seller and Shareholder, and their respective directors, officers, shareholders and managerial personnel harmless for, from and against any and all damage, loss, liability, claims, causes of action and expenses (including reasonable attorneys' fees) suffered or incurred by Seller or Shareholder in connection with MSII's failure to pay and discharge all obligations and liabilities of MSII under the Leases, the Franchise Agreements, any of the Contracts or other agreements relating to the Seller's SF Restaurant which are assumed or incurred by MSII, and any failure by MSII or Buyer to pay and discharge all obligations and liabilities of MSII or Buyer, and arising after the Closing Date (all liabilities of MSII and indemnities of MSII hereunder arising after the Closing Date shall become liabilities of Buyer at such time as MSII is liquidated and its assets conveyed to Buyer as contemplated by the parties).

        2.3 Discharge of Obligations by Seller. Seller shall indemnify, defend and hold Buyer and MSII harmless for, from and against any and all damage, loss,
liability,   claims,   causes  of  action  and  expenses  (including  reasonable
attorneys' fees) suffered or incurred by MSII or Buyer in connection with Seller's failure to pay and discharge all obligations and liabilities of Seller existing on the Closing Date or incurred by Seller thereafter (unless MSII or Buyer has specifically assumed such obligation or liability) with respect to the Seller's SF Restaurants. Seller shall make provisions which are reasonably acceptable to Buyer to discharge any obligations relating to accrued vacations or other accrued employee benefits
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relating to the Seller's SF Restaurants as of the Closing Date. Without limiting the foregoing, Seller shall discharge all obligations and liabilities relating to the Conveyed Assets to the extent known not later than the Closing Date (except taxes shall not be required to be paid until the same are due). To the extent any such obligation or liability remains unpaid on the Closing Date, the Buyer's payments to Seller in respect of the Conveyance Amount shall be reduced by any amounts applied to discharge such obligation or liability or Buyer shall be granted a credit with respect thereto.

        2.4 Allocations. To the extent not otherwise provided for by any other provision of this Agreement, Buyer and Seller shall allocate any obligations or liabilities relating to Seller's SF Business (such as mortgage payments, lease payments, franchise fees, royalties, telephone bills, Yellow Pages advertisements, utility charges, credit card invoices, tax payments and refunds, insurance premiums, costs of materials and supplies, labor costs and the like) consistent with the belief by Buyer and Seller that the obligations and liabilities arising from the operation of Seller's SF Business by Seller prior to the Closing are borne by Seller and the obligations and liabilities arising from the operation of the Restaurants by Buyer after the Closing are borne by MSII and/or Buyer. Any fees, transfer taxes, intangible taxes or other such taxes associated with the transfer of the Conveyed Assets shall be borne by Buyer, up to the Buyer's Maximum Closing Cost Amount as provided below, with any additional costs to be paid by Seller.

Section 3.       Conveyance Amount.

        3.1 Amount of Conveyance Amount. The allocated and agreed upon cost basis (the "Conveyance Amount") for all of the assets and properties to be transferred pursuant to Section 1.1 above shall be the sum of an amount equal to Twelve Million One Hundred Seventy-Five Thousand and No/100 Dollars ($12,175,000), which shall be further allocated Ten Million Five Hundred and Seventy-Five Thousand and No/100 Dollars ($10,575,000.00) to the Seller's Existing SF Restaurants, and One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) to the Seller's New Restaurant.

        3.2 Payment of Conveyance Amount. Buyer shall pay to Seller the Conveyance Amount with respect to the Seller's Existing SF Restaurants by payment in full of the Purchase Price for all of the issued and outstanding capital stock of MSII immediately upon the conveyance to MSII of the Conveyed Assets on the Closing Date hereunder, pursuant to the terms and conditions of that certain Stock Purchase Agreement dated of even date herewith by and between Buyer, Seller and Shareholder (the "Stock Purchase Agreement"), which Stock Purchase Price shall be subject to adjustment in respect of and based upon the adjustments to the Conveyance Amount hereunder. The payment of the balance of the Conveyance Amount as allocated to the Seller's New Restaurant, unless structured as a new stock purchase/merger transaction with the mutual agreement of Buyer and Seller, shall be accomplished on the Closing Date for the Seller's New Restaurant by delivery to Seller of a cashier's or certified check or wire transfer in an amount (the "Cash Component") equal to the unpaid balance of the Conveyance Amount, after all adjustments thereto. The
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Conveyance  Amount shall be decreased  by any amount  required to discharge  any obligation or liability as provided in Section 2.2 hereof, which shall be paid directly by the Closing Agent.

        3.3 Allocation of Conveyance Amount. Buyer and Seller agree that the total Conveyance Amount for the assets and properties purchased pursuant to this Agreement shall be allocated to those assets and properties as set forth in
Schedule  3.3,  and Buyer and  Seller  agree  that the  allocation  set forth in
Schedule 3.3 has been made in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and any applicable Treasury Regulations promulgated thereunder (the "Code"). Buyer and Seller, each at its own expense, also agree to file appropriate forms with the Internal Revenue Service setting forth the information required to be furnished to the Internal Revenue Service by Section 1060 and the applicable Treasury Regulations thereunder. In addition, at Buyer's option Seller and Shareholder will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state and local tax law) (collectively a "Section 338 (h)(10) Election") with respect to the purchase and sale of the stock of the Company under the Stock Purchase Agreement. Seller and Shareholder shall pay any and all federal, state and local taxes attributable to the making of the Section 338(h)(10) Election and will indemnify the Buyer and the Company against any claim, loss, cost or damage in connection therewith. Seller and Shareholder shall also pay, and indemnify Buyer and the Company from and against any claim, loss, cost or damage in connection with) any state or local tax attributable to an election under any state or local law similar to the election available under
Section  338(g) of the Code (or which  results  from the  making of an  election
Section 338(g) of the Code) with respect to the purchase and sale of the stock of the Company under the Stock Purchase Agreement.

Section 4.       Seller's and Shareholder's Representations and Warranties.

        To induce Buyer to enter into this Agreement and for the benefit of Buyer, Seller and Shareholder jointly and severally represent and warrant and agree as follows, with respect to the Seller's SF Restaurants:

        4.1 Corporate Status and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the requisite corporate power and authority to own, operate and lease its assets and properties and to carry on its business as now being conducted and is duly qualified to do business in all jurisdictions in which the nature of its business requires such qualification. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof have been validly authorized by all necessary corporate action of Seller including, but not limited to, shareholder approval, and this Agreement constitutes the valid, legal and binding obligation of Seller enforceable in accordance with its terms.
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        4.2  Financial   Statements.   The  financial   statements   ("Financial
Statements") of Seller regarding the Seller's SF Restaurants (copies of which constitute Exhibit B) were prepared in accordance with generally accepted accounting principles (or in accordance with requirements established by TGIF) applied on a consistent basis throughout the periods involved and with past periods, and correctly, fairly and accurately present the financial position, results of operations and changes in financial position of Seller regarding the Seller's SF Restaurants as of the date and for the period indicated.

        4.3 Books and Records. The books of account and other corporate records of Seller with respect to the Seller's SF Restaurants are complete and accurate in all material respects, have been maintained in accordance with customary business practices and the matters contained therein are appropriately reflected in the Financial Statements constituting Exhibit B.

        4.4 Real Estate. Seller has delivered to Buyer a list setting forth as of the date of this Agreement the location, basis of occupancy, square footage, seating capacity, revenues and expenses for each of the last three calendar years (or such shorter period reasonably available to Seller) and such other information as Seller deems relevant with respect to each of the Seller's SF Restaurants, and Seller has delivered to Buyer a true and accurate copy of each deed, mortgage, lease and other document pursuant to which Seller owns, leases or otherwise occupies each of the Seller's SF Restaurants (collectively "Real Estate Documents"). With respect to the Seller's SF Restaurants, Seller does not have any interest as owner, lessor, lessee or otherwise in any real estate except as set forth in Schedule 4.4. Seller has not received notice from any mortgagee or landlord of any Leased Property that Seller is in default of any terms, conditions or provisions of any Lease. The Leases are in good standing and no condition exists which, with the passage of time, giving of notice, or both, would lead to a default under any of the Leases. There is no existing, proposed or, to Seller's knowledge, contemplated plan to widen, modify or realign any street or highway adjoining any Restaurant Property, or any existing, proposed or contemplated eminent domain proceedings, or private purchase in lieu thereof, relating to any Leased Property or any portion thereof.

        4.5 Subsidiaries and Joint Ventures. Seller's SF Business has not been conducted through any subsidiary of Seller (other than MSII to the extent that MSII is deemed to have conducted Seller's SF Business by virtue of acquisition of the Conveyed Assets and other transactions contemplated hereby as of the Closing Date) or any other affiliate of Shareholder.

        4.6 Ownership of Assets and Properties. Seller has good and marketable title to all of the Conveyed Assets. All of such assets and properties are owned
free  and  clear  of  all  liens,   mortgages,   pledges,   security  interests,
restrictions, prior assignments, encumbrances and claims of every kind and character, except as disclosed in Schedule 4.6 (or as disclosed in Title Reports and/or Title Commitments approved in writing by Buyer), or except as
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disposed of by Seller in the ordinary  course of its business  since the date of the Financial Statements, which disposition has been disclosed to the extent required by this Agreement.

        4.7 Condition of Assets and Properties. The buildings, equipment, vehicles, fixtures, furniture, furnishings, office equipment and all other tangible personal assets and properties of Seller (including the Leased Properties, the Improvements and the Personal Property) presently used in, or necessary to the operation of, Seller's SF Restaurants, do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

        4.8 Taxes. Except as set forth in Schedule 4.8, Seller, to the best of Seller's and Shareholder's knowledge, has filed all tax returns and reports required to be filed with all appropriate federal, state, foreign and local taxing authorities and has paid in full all taxes and assessments (including, but not limited to, income withholding, excise, unemployment, Social Security, occupation, transfer, franchise, property, sales and use taxes, lease taxes, import duties or charges and all penalties and interest in respect thereof) required to have been paid to date. To the best of Seller's and Shareholder's knowledge, such tax returns and reports are correct in all material respects. To the best of Seller's and Shareholder's knowledge, each such tax return accurately reflects the proper income and allowable expenses and deductions of Seller for the periods covered thereby, and the tax, if any, relating thereto, and to the best of Seller's and Shareholder's knowledge, Seller is not in default in the payment of any federal, foreign, state or local tax or assessment.

        4.9 Leases, Contracts, Agreements and Other Commitments. With respect to the Seller's SF Restaurants, and except as listed in Schedule 4.9, Seller is not a party to any written, oral or implied (a) contract for any person or firm to render services of any kind which is not terminable at will without penalty; (b) contract for the future purchase of materials, supplies or equipment in excess of either $1,000 or its normal requirements (based upon sales experience last year) for products or services which are now being sold or furnished by it; (c) contract for the sale of any products or the furnishing of any services with respect to which the aggregate amount, as to any person or entity, exceeds $1,000 or, regardless of amount, which extends for a period of more than six months; or (d) mortgage, lease, contract, agreement or other obligation not made or created in the ordinary course of business or, if made in the ordinary course of business, which involves obligations on its part in excess of $1,000 as to any party or, regardless of amount, is not terminable by it on 30 days' or less notice without penalty. All mortgages, leases, contracts, agreements and other obligations with respect to the Seller's SF Restaurants (including the Leases, the Contracts, the Documents, the Real Estate Documents and the Franchise Agreements) to which Seller is a party or by which any of them are bound are valid, binding and enforceable in accordance with their terms; and neither Seller nor any other party is in default or in arrears nor has Seller nor any other party committed any act or failed to perform any obligation which, with the passage of time or the giving of notice or both, would constitute a default under any mortgage, lease, contract, agreement or other obligation (including the Leases, the Contracts, the Documents, the Real Estate Documents and the Franchise Agreements) to which Seller is a party or by which any of them is bound, whether or not disclosure of that mortgage, lease, contract, agreement or other obligation (including the Leases, the Contracts, the Documents, the Real Estate Documents and the Franchise Agreements) is required pursuant to the provisions of this Agreement.

        4.10 Compliance with Law and Other  Regulations.  Except as set forth in
Schedule 4.10, Seller, to the best of Seller's and Shareholder's knowledge, is in compliance with all requirements (including those relating to environmental matters) of federal, state and local law, and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties and all premises occupied by it. With respect to the Seller's SF Restaurants, to the best of Seller's and Shareholder's knowledge, as lessee, there is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, other than cleaning solvents and other substances normally used in the day-to-day operations of businesses such as the Restaurants, adversely affecting any of the Leased Properties nor has Seller received any official notice or citation that the Leased Properties in any way contravene any federal, state or local law or regulation relating to environmental, health or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA")
nor any OSHA requirements. Without limiting the foregoing, to the best of Seller's and Shareholder's knowledge, Seller has properly filed all reports, paid all monies and obtained all licenses, permits, certificates and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all respects with all conditions, restrictions and provisions of all of the foregoing. Seller has not received any notice from any federal, state or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body.

        4.11 Labor, Employment Contracts, and Employee Benefit Programs. Without limiting the generality of any provision of this Agreement, except as set forth in Schedule 4.11, Seller is not a party to any collective bargaining agreement, employment agreement or independent contractor agreement, and Seller has not experienced any labor problems or is a party to any pending or threatened labor dispute. Seller has complied with all applicable provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") and with all other applicable federal, state and local laws relating to the employment of labor including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions and payment of taxes of any kind, and Seller is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave or other compensatory time except set forth in Schedule
4.11. All employees, independent contractors and agents of Seller in connection with the Seller's SF Restaurants shall be retained and continue as employees of Seller in connection with its management of the Seller's SF Restaurants after closing under the Management Agreements to be entered into with MSII or otherwise, or shall be terminated.

        4.12 Liabilities. To the best of Seller's and Shareholder's knowledge, except as set forth in Schedule 4.12, Seller does not have any obligations or liabilities with respect to or relating to the Seller's SF Restaurants, whether related to tax or non-tax matters, known or unknown, matured or unmatured, liquidated or unliquidated, fixed or contingent, or otherwise, except and to the extent reflected or reserved on the Financial Statements or in this Agreement or any schedule or exhibit hereto other than obligations or liabilities incurred in the ordinary course of its business and disclosed to the extent required by this Agreement. To the best of Seller's and Shareholder's knowledge, without limiting the foregoing, Seller does not have any obligation or liability, contingent or otherwise, with respect to warranties relating to products sold or services rendered by it in connection with the Seller's SF Restaurants not adequately covered by insurance except as set forth in Schedule 4.12.

        4.13 Litigation. Except as set forth in Schedule 4.13, there are no suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or, to the best of Seller's or Shareholder's knowledge, threatened against or affecting Seller, its business or the assets and properties being transferred hereunder in any court or before or by any federal, state, local or other governmental department or agency, and neither Seller nor its business or the assets and properties being transferred hereunder are subject to or directly affected by any order, judgment, award, decree or ruling of any court or governmental agency. Seller is not contemplating the institution of any suit, action, claim, arbitration, administrative or other proceeding or has any knowledge of any basis for any claims against it with respect to the Seller's SF Restaurants.

        4.14 Insurance. There is in effect at present, and there has been in effect at all times since December 28, 1993, (a) public liability and workers' compensation insurance covering Seller, its assets, properties and operations,
(b) fire and extended coverage insurance covering the assets and properties of Seller, (c) general liability insurance, including product liability and liquor liability insurance with respect to the assets, properties and operations of Seller and the premises occupied by Seller and (d) automobile and other vehicle insurance covering the value of such vehicles and liability claims arising out of their use. A summary of this insurance, giving the amounts, expiration dates, name of insurer and coverage is set forth in Schedule 4.14. Seller has not received notice from or on behalf of any issuer of any such policy of its intention to cancel or refuse to renew any policy issued by it or to increase the cost of premiums thereunder.

        4.15 Conflicting Interest. Except as set forth in Schedule 4.15, no director, officer or shareholder of Seller (a) has any pecuniary interest in any supplier or customer of Seller or in any other business with which Seller conducts business or with which Seller is in competition or (b) is indebted to Seller for borrowed money.

        4.16 Agreement Not in Breach of Other Instruments Affecting Seller. The contracts, agreements and leases set forth in Schedule 4.16 shall require the consent and authorization of third parties for the transfer, assignment and/or termination of said instruments. For the purposes of this Agreement, the requirement of approvals, consents or terminations of the contracts, agreements and leases set forth on Schedule 4.16, shall be a condition precedent to Closing. Except for those contracts, agreements and leases set forth on Schedule 4.16, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of, or result in the breach of any term or provision of, or result in the termination or modification of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, or permit any party to modify or terminate, the articles of incorporation or by-laws of Seller, or any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description (including any Lease, Contract, Document, Real Estate Document or Franchise Agreement) to which Seller is a party or by which Seller is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation.

        4.17 Actions in the Ordinary Course of Business.  Except as set forth in
Schedule 4.17, since the date of the Financial Statements, Seller has not with respect to the Seller's SF Restaurants:

                 (a) taken any action outside of the ordinary and usual course of business;

                 (b) borrowed any money or become contingently liable for any obligation or liability of another;

                 (c) failed to pay all of its debts and obligations as they became due;

                 (d) incurred any debt, liability or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business, none of which in the aggregate exceed by more than $5,000 the average outstanding balance thereof for the previous six (6) months with respect to the same supplier or customer;

                 (e) failed to use its best efforts to preserve its business organization intact, to keep available the services of its employees and independent contractors, or to preserve its relationships with its customers, suppliers and others with which it deals; or

                 (f) increased or committed to increase the salary, fee or compensation of any officer, employee, independent contractor, agent, firm or person performing services for it.

        4.18 No Material Adverse Change. Except as set forth in Schedule 4.18, since the date of the Financial Statements, there has not been and there is not threatened (a) any material adverse change in the financial condition, results of operations or business of the Seller's SF Restaurants, (b) any material physical loss or damage to any of assets or properties or to the premises occupied by the Seller's SF Restaurants (whether or not such damage or loss is covered by insurance), or (c) any other event or condition of any character which has materially and adversely affected, or may be reasonably expected to materially and adversely affect, the assets, properties, business, prospects or affairs of the Seller's SF Restaurants.

        4.19 No Prohibited Payments. Neither Seller nor, to the knowledge of Seller and Shareholder, any officers, directors, employees, independent contractors or agents acting on behalf of Seller has at any time (a) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure, (b) made any payment to any local, state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (c) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which Seller sells products or renders services or from which Seller buys products or services for the purpose of influencing such agent or person to buy products or services from or sell products or services to Seller or (d) engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

        4.20 Compliance with Requirements of TGIF. Seller has furnished to Buyer a true and accurate copy of each Franchise Agreement relating to the Seller's SF Restaurants to which it is a party with TGIF. Except as disclosed on Schedule 4.20, Seller has not received notice from TGIF that Seller is in default of the terms, conditions or provisions of any such Franchise Agreement. Without limiting any other provisions of this Agreement, each such Franchise Agreement is valid, binding and enforceable in accordance with its terms, each such Franchise Agreement is in good standing and no condition exists which (with the passage of time, the giving of notice, or both) would lead to a default under any such agreement, and Seller has performed all of its obligations under each such Franchise Agreement in accordance with its terms and is operating each of the Restaurants strictly in accordance with the T.G.I. Friday's System. with respect to the Seller's SF Restaurants, except as set forth in Schedule 4.20, Seller has no agreements or understandings (written or oral) with, or obligations to, TGIF that will survive the Closing and be binding on MSII or Buyer other than as set forth in the Franchise Agreements.

        4.21 All Necessary Assets Transferred. At the Closing, Seller shall have transferred to MSII all assets necessary for MSII to operate the Seller's SF Restaurants in substantially the same manner as operated by Seller immediately prior to the Closing; provided, however, the items set forth on Schedule 4.21, if any, shall not be included.

        4.22 Hazardous Materials. To the best of Seller's knowledge, except as set forth in Schedule 4.22, there has been no storage, treatment, generation, discharge, transportation or disposal of industrial, medical, toxic or hazardous substances or solid or hazardous waste at or adjacent to any of the Leased Properties, in violation of any federal, state or local law, statute, rule or regulation or the common law or any decree, order, arbitration award or agreement with or any license or permit from any federal, state or local governmental authority. Schedule 4.22 hereto sets forth a complete list of all aboveground and underground storage tanks, vessels, and related equipment and containers that are located on any of the Leased Properties and that are subject to federal, state or local laws, statutes, rules or regulations, and Schedule
4.22 sets forth their present contents, what the contents have been at any time in the past, and what program of remediation, if any, is contemplated with respect thereto.

        4.23 Statements and Other Documents Not Misleading. Neither this Agreement, including all schedules and exhibits hereto, nor any other financial statement, document or other instrument furnished or delivered by Seller to Buyer in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact required to be stated in order to make such statement, document or other instrument not misleading. In addition to the foregoing, neither Seller nor Shareholder have failed to inform Buyer as to any material fact relating to the business, assets, properties, prospects or affairs of Seller.

        4.24 Ownership of Capital Stock of MSII. Seller owns all of the Capital Stock of MSII. Seller has good, marketable and unencumbered title to such stock. No transfer of record ownership of, or beneficial interest in, any of such stock will be made between the date hereof and the Closing.

Section 5.       Further Representations and Warranties of Shareholder.

        To induce Buyer to enter into this Agreement and for the benefit of Buyer, Shareholder further represents and warrants as follows:

        5.1 Ownership of Capital Stock of Seller. Shareholder owns all of the Capital Stock of Seller. Shareholder has good and marketable title to such stock, and has received and provided to Buyer written consent to the transactions contemplated hereby from any party holding a material encumbrance on such stock. No transfer of record ownership of, or beneficial interest in, any of such stock will be made between the date hereof and the Closing.

        5.2 Consent to Transaction. Shareholder, as the sole shareholder of Seller, hereby consents to the transactions herein provided for, and Shareholder agrees to vote all of his shares of stock of Seller in favor of approving any and all other action necessary to be taken by Seller in order to comply fully with this Agreement, at any and all meetings of Seller held for any such purpose.

        5.3 Power of Shareholder to Execute Agreement. Shareholder has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal and binding obligation of Shareholder and is enforceable against him in accordance with its terms.

        5.4 Agreement Not in Breach of Other Instruments Affecting Shareholder. Except as provided in Schedule 4.16 and as otherwise provided herein, the execution and delivery of this Agreement, the consummation of the transactions hereby contemplated, and the fulfillment of the terms hereof, will not result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any agreement or other instrument of any description to which Shareholder is a party or by which Shareholder is bound, or any judgment, decree, order, or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

Section 6.       Buyer's Representations and Warranties.

        To induce Seller and Shareholder to enter into this Agreement, Buyer represents and warrants as follows:

        6.1 Entity Status and Authority. Buyer is duly organized, validly existing and in good standing under the laws of its state of organization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been validly authorized by all appropriate company action.

        6.2 Agreement Not in Breach of Other Instruments. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not violate any provision of the articles of incorporation or by-laws of Buyer nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description to which Buyer is a party or by which either of them is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator, or any applicable law, rule or regulation.

Section 7.       Continuation and Survival of Representations and Warranties.

        Each of the representations and warranties contained in this Agreement shall be true and correct on and as of the Closing Date and at all times between the execution of this Agreement and the Closing Date with the same force and effect as if made at each of such times, except to the extent, if any, that such representations and warranties shall be affected by transactions contemplated by this Agreement. All such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of two (2) years (except those set forth in Section 4.8, Section 4.10 and Section 4.12, which shall survive until the expiration of the applicable statute of limitations).

Section 8.       Seller's and Shareholder's Covenants.

        Seller and Shareholder agree with respect to the Seller's SF Restaurants and the Seller's interests therein that, between the date hereof and the Closing Date, inclusive:

        8.1 Untruth of Representations and Warranties. Neither Seller nor Shareholder shall take or suffer or permit any action which would render untrue any of the representations or warranties of Seller or Shareholder herein contained, nor shall Seller or Shareholder omit to take any action, the omission of which would render untrue any such representation or warranty.

        8.2 Conduct of Business. Seller shall conduct its business only in the regular, ordinary and usual course and manner and will maintain all supplies and Inventory at levels commensurate with those customarily maintained by Seller in the ordinary course of business at each Purchased Restaurant during comparable prior periods. Seller shall at all times operate the Seller's SF Restaurants in compliance with the Franchise Agreements and the minimum standards established thereby.

        8.3 Preservation of Organization. Seller and Shareholder shall use their best efforts (a) to preserve intact the present business organizations of Seller, (b) to keep available the services of employees, independent contractors and agents of Seller, (c) to maintain the present goodwill and favorable relationships of Seller with landlords, suppliers, customers and all others having business dealings or relationships with Seller (including TGIF), and (d) to preserve and maintain in force all Franchise Agreements, licenses, registrations, franchises, trademarks, copyrights, bonds and other similar rights of Seller regarding or relating to the Seller's SF Restaurants.

        8.4 Right of Inspection. Seller shall make available to Buyer and its representatives for inspection subject to the nondisclosure agreement attached hereto as Exhibit C, at all reasonable times all of the assets, properties, facilities, records, agreements (including all documents of any description evidencing any right or obligation of Seller) and the consolidated financial statements of Seller and allow Buyer and its representatives the right to make whatever copies of such materials they require, and Seller shall permit Buyer and its independent accountants to audit or make such audit tests respecting the accounts of Seller as Buyer or those accountants consider appropriate.

        8.5 Entry Into Obligations. Without the prior written consent of Buyer, Seller shall not (a) enter into any lease, contract, agreement or other obligation with any party, other than contracts for the sale of products or services and contracts for the purchase of supplies or services in the ordinary and usual course of business or, whether or not in the ordinary course of business, which involve obligations in excess of $10,000 or which extend beyond six months from the date of this Agreement, (b) amend, modify or terminate any presently existing lease, contract, agreement or other obligation, (c) sell, encumber or mortgage any assets or properties to be transferred under this Agreement, (d) incur any obligation (contingent or otherwise) or purchase, acquire, transfer or convey any material assets or properties or enter into any transaction or make or enter into any contract or commitment except in the ordinary course of business, (e) acquire or dispose of any stock or other equity interest in any corporation, trust or other entity, (f) enter into any service agreements, maintenance agreements, contracts or other arrangements relating to the operation or maintenance of the Seller's SF Restaurants unless such agreements are terminable by Buyer, without any cost or liability to Buyer, at any time after the Closing effective immediately upon delivery of notice from Buyer, or will otherwise terminate on or before the Closing, or (g) enter into any amendment, modification, extension or any other change of any Lease or Franchise Agreement.

        8.6 Maintenance of Insurance. Seller shall maintain in force through the Closing Date all of the insurance policies listed in Schedule 4.14 and make no change in any insurance coverage without the prior written consent of Buyer.

        8.7 Maintenance of Assets and Properties. Seller shall keep the premises occupied by it and all of the equipment and other tangible assets and personal property to be transferred hereunder in good operating condition and perform all necessary repairs and maintenance. Seller shall not remove any Personal Property from the Seller's SF Restaurants unless same are replaced with similar items of at least equal quality prior to the Closing. Seller will not permit any modifications or additions to or sell or permit to be sold or otherwise transferred or disposed of any item or group of items constituting Personal Property, except Inventory used and sold in the ordinary course of business. Seller shall not, without the prior written consent of Buyer, convey any interest in the Seller's SF Restaurants or subject the Seller's SF Restaurants, or any portion thereof, to any additional liens, encumbrances or similar matters.

        8.8 Maintenance of Books and Records. Seller shall maintain or cause to be maintained all of the usual business books, accounts and records in the usual, regular and ordinary manner, and on a basis consistent with past practices.

        8.9 Satisfaction of Obligations and Liabilities. Seller shall (a) pay or cause to be paid all of the obligations and liabilities arising out of its business as they mature, except for those which are in good faith disputed, (b) maintain in all material respects and perform its obligations under all agreements and contracts to which it is bound in accordance with their terms and (c) comply in all material respects with all requirements of applicable federal, state and local laws, regulations and rules. Seller shall pay or cause to be paid in full all bills and invoices for labor, goods, materials, services and utilities of any kind relating to the Seller's SF Restaurants which were contracted for by Seller or which were delivered to or performed on the Seller's SF Restaurants.

        8.10 No Payments to Others. Seller shall not, in any way which could materially or adversely affect the Seller's SF Restaurants prior to the conveyances contemplated hereunder, (a) purchase, redeem or otherwise acquire any shares of its capital stock, (b) transfer, distribute or pay, directly or indirectly, any assets or properties comprising the Conveyed Assets as of the date of this Agreement to any person except as otherwise permitted in this Agreement, (c) issue any shares of capital stock (except upon the exercise of outstanding stock options) or (d) grant any option, warrant or other right to purchase or to convert any obligation into shares of capital stock.

        8.11 Organizational Changes. Seller shall not, in any way which could materially or adversely affect the Seller's SF Restaurants prior to the conveyances contemplated hereunder, (a) amend its articles of incorporation or by-laws, (b) make any changes in its capital stock by reclassification, subdivision, reorganization or otherwise or (c) merge or consolidate with any corporation, trust or other entity or change the character of its business.

        8.12 Employees. Seller shall not increase the compensation of or benefits for any employee, independent contractor or agent, hire any employee or engage any independent contractor or agent other than in the ordinary course of business and consistent with past periods. Seller will use reasonable efforts to maintain substantially all of the current Purchased Restaurant employees in a manner consistent with Seller's normal business practices.

        8.13 Licenses and Permits. Seller and Shareholder shall assist and cooperate with MSII and Buyer in obtaining all necessary permits and licenses (and where possible will assign such permits and licenses to MSII and to Buyer) (including liquor licenses) and consents necessary to continue operating the Seller's SF Restaurants after the Closing as operated on the date of this Agreement.

Section 9.       Buyer's Conditions Precedent to Closing.

        The obligations of Buyer hereunder and its obligations to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived by Buyer:

        9.1 Compliance With Agreements and Covenants. Seller and Shareholder, respectively, shall have performed and complied with each of their agreements, covenants and obligations to be performed on or prior to the Closing Date except those calling for performance after the Closing Date.

        9.2 Accuracy of Representations and Warranties. The representations and warranties of Seller and Shareholder contained in this Agreement shall have been true and correct at all times between the date of this Agreement and the Closing Date, with the same force and effect as if made on and as of that date.

         9.3 Corporate Approvals. All necessary corporate action on the part of the directors and Shareholder of Seller approving this Agreement and the transactions contemplated hereby shall have been taken.

         9.4 No Material Adverse Change. There shall have been no material adverse change in the business, assets, properties or financial condition of the Seller's SF Restaurants.

        9.5 Absence of Litigation or Proceedings. No litigation, governmental action or other proceedings shall have been threatened or commenced against Seller with respect to any matter or against any person with respect to the consummation of the transactions provided for herein.

        9.6 Approval by Counsel. All actions, proceedings, instruments and documents required to perform this Agreement or incident thereto, and all other legal matters (including assurances as to the due organization, existence, good standing, corporate power and qualification to do business of Seller; the authorization, power and authority of Seller and Shareholder to execute, deliver and perform this Agreement; the absence of any violation by Seller of its articles of incorporation, by-laws or contractual obligations or its violation of any applicable laws, regulations or orders; and the absence of any litigation involving Seller), shall have been approved by counsel for Buyer, which approval shall not be unreasonably withheld.

        9.7 Real Estate Matters. All Landlords shall have consented to the assignment of the Leased Properties to MSII and to Buyer or, in the alternative, Buyer shall have negotiated, for execution of the Closing, new leases for any of the Leased Properties on terms and conditions satisfactory to Buyer. Buyer shall have received from each of the landlords of the Leased Properties estoppel certificates or other written assurance in form and substance reasonably acceptable to Buyer, confirming that each Lease is in full force and effect, that no default or breach exists thereunder, and such other facts pertaining to each Lease as Buyer may reasonably request and, if necessary, non-disturbance agreements in form and substance reasonably acceptable to Buyer, from any lenders holding a lien on any of the Leased Properties as well as such other Landlord matters as may by required by Buyer's lender.

        Buyer and Seller shall use their best efforts to obtain from each landlord a release of Seller and/or Shareholder from further obligations under the respective Leases.

        9.8 Approval by TGIF. TGIF shall have approved the transactions contemplated hereby including the transfer of the Franchise Agreements to MSII and to Buyer in a manner reasonably satisfactory to Buyer. Without limiting the foregoing, Buyer shall have obtained from TGIF, with Seller's cooperation, satisfactory assurances that (a) the Seller's SF Restaurants are in compliance in all material respects with the Franchise Agreements and that no condition exists with respect to the Seller's SF Restaurants which, with the giving of notice and/or passage of time, or both, would result in the occurrence of a default under the Franchise Agreements and (b) all obligations and liabilities pursuant to, and the consequences of any defaults under, the Development Agreement are solely the responsibility of Seller. In addition, Seller and Buyer shall use their best efforts to obtain from TGIF a release of any and all obligations of Seller and/or Shareholder under such Franchise Agreements including, but not limited to any such obligations arising from guarantees of the Franchise Agreements by Seller, Shareholder and any entity wholly owned by Shareholder.

        9.9 Operation of Restaurants. MSII and then Buyer shall have been issued, or shall be reasonably satisfied that MSII and then Buyer will be issued immediately after Closing, all permits and licenses (including temporary or permanent liquor licenses) or other approvals of governmental authorities necessary to continue operating each Purchased Restaurant in the present manner and all consents and approvals of all persons or entities which own or lease any of the assets or properties to be transferred hereunder.

        9.10 Acquisition Loan. MSII and Buyer shall have satisfied all requirements to close, and shall have closed and received funding under the loan commitment from CNL Financial Services, Inc. for an acquisition loan (herein the "Acquisition Loan") not to exceed Eight Million Six Hundred Thousand and No/100 Dollars ($8,600,000.00) under the Commitment Letter therefor entered into by CNL Growth Fund Advisors, Inc. dated December 13, 1996. Buyer agrees to use diligent best efforts to satisfy all such requirements for and to close the Acquisition Loan.

        9.11   Environmental   Reports.   Buyer  shall  have  received  evidence
acceptable to it as to the Environmental Status of the parcels of real property on which the Purchased Restaurants are located.

        9.12 Inventory. Seller shall continue its standard inventory practices, in the ordinary course of operating the Seller's SF Restaurants, until the Closing. Seller shall provide an inventory report for each Purchased Restaurant in the form and reflecting an inventory consistent with the standards of the TGI Friday's system, and which demonstrates a total inventory amount for Seller's Existing SF Restaurants of at least $_______________, and which will show a total inventory amount for Seller's New Restaurant of at least $_________________.

        9.13 Delivery of Documents. All other documents required to be delivered by Seller or Shareholder at or prior to the Closing shall have been delivered or shall be tendered at the Closing.

Section 10.      Seller's Conditions Precedent to Closing.

        The obligations of Seller to consummate the Closing provided for herein shall be subject to the following conditions precedent, any one or more of which may be waived by Seller:

        10.1 Compliance with Agreements and Covenants. Buyer shall have performed and complied with each of its agreements, covenants and obligations to be performed hereunder on or prior to the Closing Date except those calling for performance after the Closing Date.

        10.2 Truth and Correctness of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement shall have been true and correct at all times between the date of this Agreement and the Closing Date, with the same force and effect as if made on and as of that date.

        10.3 Approval by Counsel. All actions, proceedings, instruments and documents required to perform this Agreement or incident hereto, and all other legal matters, shall have been approved by counsel for Seller and Shareholder, which approval shall not be unreasonably withheld.

        10.4 Delivery of Documents. All other documents required to be delivered by Buyer at or prior to the Closing shall have been delivered or shall be tendered at the Closing.

         10.5 Sanwa Release. Seller's existing lender, Sanwa Bank, shall have consented to the proposed conveyance and stock transfer transaction and agreed to release its lien on the Conveyed Assets.

Section 11.      Closing.

        This Agreement constitutes escrow instructions to Lawyers Title Insurance Corporation and its California subsidiary ("Escrowholder"), and upon receipt, Escrowholder shall establish an escrow account for this transaction ("Escrow"). Closing under this Agreement shall take place through the
Escrowholder at its most convenient office, or at such other place as may be agreed upon by Seller and Buyer, and Closing shall take place in the manner and in accordance with the provisions set forth in this Agreement. Closing shall occur at such time as Seller and Buyer have confirmed in writing to Escrowholder the fulfillment of the conditions precedent with respect to the Seller's Existing SF Restaurants and the date of the last of such notices shall be the closing date of the Escrow (the "Closing Date"). Seller and

Buyer shall each have the right to terminate this Agreement if the conditions precedent to its obligations with respect to the Seller's Existing SF Restaurants as provided herein have not been satisfied by January 16, 1997. The Closing Date for Seller's New Restaurant (the "Deferred Closing" and the "Deferred Closing Date") shall be within thirty (30) days following the date that the Seller's New Restaurant has been completed, certified for occupancy by the applicable governmental authority and opened with the approval of TGIF under a fully executed and effective Franchise Agreement. Buyer shall have the right to terminate this Agreement with respect to the Seller's New Restaurant if the conditions precedent to its obligations with respect to the Seller's New Restaurant as provided herein have not been satisfied by July 1, 1997. Seller and Buyer agree that the transfer of the Seller's Existing SF Restaurants shall be accomplished as a conveyance of all of the Conveyed Assets with respect thereto by Seller to MSII on the Closing Date, with the purchase by Buyer from Seller of all of the outstanding Capital Stock of MSII under the Stock Purchase Agreement also to be effective on the Closing Date. It is intended by the parties, however, that the conveyance of the Seller's New Restaurant (unless otherwise approved by the parties) will be accomplished on the Deferred Closing Date as a direct sale and conveyance to MSII, or to Buyer if MSII has been dissolved and its assets conveyed to Buyer. In any event, the parties intend and agree that the entire Conveyance Amount, as adjusted hereunder and under the Stock Purchase Agreement, is to be paid to Seller in the form of (i) the Purchase Price under the Stock Purchase Agreement at the Closing Date for the Seller's Existing SF Restaurants and (ii) the balance at the Deferred Closing Date for the conveyance of the Seller's New Restaurant.

        11.1     Deliveries by Seller.  At the Closing, Seller shall deliver:

                 (a) Such assignments of leases, bills of sale, instruments of assignment and other instruments and documents as may be necessary to convey to MSII and/or to Buyer title to all the assets and properties to be transferred hereunder.

                 (b) The certificate of Seller that all representations and warranties of Seller contained in this Agreement have been true and correct at all times between the date of this Agreement through the Closing Date.

                 (c) The certificate of Shareholder that all representations and warranties of Shareholder contained in this Agreement have been true and correct at all times between the date of this Agreement through the Closing Date.

                 (d) The certificate of Seller certifying to the resolutions constituting all necessary corporate action by the board of directors and by the shareholders of Seller to authorize or ratify the consummation of the transactions provided for herein.

                 (e) The written consents to assignment of all parties whose written consent is necessary to the continued effectiveness and validity, after assignment as provided herein, of all contracts, agreements or leases to which Seller is a party.

                 (f) The materials regarding matters required by Section 9.6 above.

                 (g) As for the Seller's New Restaurant, evidence that all cost of full completion have been paid in full, assignments of all construction warranties and related matters, and evidence satisfactory to Buyer that the Seller's New Restaurant has been fully completed and furnished and opened in accordance with the approved plans and all TGIF requirements and standards.

All assignments, consents, certificates and other transfer documents delivered by Seller shall be in a commercially reasonable form satisfactory to counsel for Buyer.

                 11.2 Deliveries by Buyer. At the Closing, MSII and/or Buyer, as appropriate, shall deliver:

                 (a) An assumption of liabilities necessary to assume the obligations and liabilities being assumed hereunder, which shall include an assumption by MSII (for the Seller's Existing SF Restaurants) and by Buyer (for the Seller's New Restaurants) of all obligations arising and relating to the period from and after the Closing Date, under the TGIF Franchise Agreements and the Leases.

                 (b) A certified or cashier's check or bank wire transfer for the Cash Component portion of the Conveyance Amount to be paid to the order of Seller.

                 (c) The certificate of Buyer that all representations and warranties of Buyer contained in this Agreement have been true and correct at all times between the date of this Agreement through the Closing Date.

                 (d) The Certificate of Buyer certifying to the resolutions constituting all necessary corporate action by the board of directors of Buyer to authorize the consummation of the transactions provided for herein.

                 (e) The materials required by Section 10.4 above.

All certificates and other documents delivered by Buyer shall be in a commercially reasonable form reasonably satisfactory to counsel for Seller.

        11.3 Costs of Closing. Buyer shall be responsible for all costs of closing, other than attorneys' fees and costs of Seller, up to a maximum amount (including all costs relating to the Acquisition Loan and the Stock Purchase Agreement and all costs reasonably incurred in connection with this transaction regardless of whether or not the same might be listed as a required cost in or under this Agreement) not to exceed Two Hundred Thousand and No/100 Dollars ($200,000.00) (herein "Buyer's Maximum Closing Cost Amount"). All costs which exceed the Buyer's Maximum Closing Cost Amount shall be borne by Seller as credit against and a reduction of the Conveyance Amount.

Section 12.      Risk of Loss, Destruction, Condemnation.

        12.1 Risk of Loss. The risk of loss or damage to the Seller's SF Restaurants, or any part thereof, by fire or other casualty until the date of the Closing shall be on Seller. If, prior to the Closing, the Seller's SF Restaurants, or any portion thereof, are damaged by fire, or any other cause of whatsoever nature, Seller shall promptly give Buyer written notice of such damage. If the cost for repairing such damage shall, in the reasonable judgment of Buyer, exceed $50,000 for any Purchased Restaurant, Buyer shall have the option, by written notice delivered to Seller within ten days of receipt by Buyer of Seller's notice of damage to Buyer, either (a) to require Seller to convey the Seller's SF Restaurants to Buyer in their damaged condition and to assign to Buyer all of Seller's right, title and interest in and to any claims Seller may have under the insurance policies covering the Seller's SF Restaurants, or (b) to terminate this Agreement as to all or, at Buyer's option, any affected Purchased Restaurant. Should Buyer elect to terminate this Agreement, neither party hereto shall have any further duties or obligations hereunder. If the cost for repairing such damage to any individual Purchased
Restaurant shall, in the reasonable judgment of Buyer, be less than $50,000, then to the extent the repairs are not covered by insurance, Buyer may offset the cost for repairs from the Cash Component.

        12.2 Condemnation. If during the pendency of this Agreement and prior to the Closing, condemnation proceedings are commenced or threatened with respect to all or a material portion of any Purchased Restaurant or any land or interest therein subject to this Agreement, Buyer may, at Buyer's election, terminate this Agreement by written notice to Seller within ten days after Buyer receiving notice of such event. In the event of such termination, neither party shall have any further duties or obligations hereunder. If Buyer does not exercise such right to terminate within the period prescribed, then, at the Closing, Seller shall assign to Buyer all of Seller's interest in and to any condemnation proceeds payable as a result thereof. If any such condemnation proceeds are payable to Seller prior to the Closing, and Buyer does not elect to terminate this Agreement, the amount of such proceeds paid to Seller shall be credited toward Buyer's payment of the Conveyance Amount (such credit being first applied to the Cash Component due at the Closing).

Section 13.      Further Assurances.

        Seller, Shareholder and Buyer shall execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after the Closing, in order to effectuate the transactions provided for herein. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements. Buyer shall make available to

Seller and its representatives for inspection at all reasonable times the books and records of Seller transferred pursuant hereto.

Section 14.      Indemnification by Seller and Shareholder.

        14.1 Indemnity Against Losses from Untruth of Representations or Warranties or Breach of Agreements or Covenants. For a period of two (2) years after the Closing Date, if it shall appear that any representation or warranty of Seller or Shareholder contained or referred to in any Section of this Agreement or in any certificate, schedule, exhibit or document delivered pursuant hereto was incorrect or untrue, or that Seller or Shareholder breached any covenant or agreement contained in this Agreement, Seller and Shareholder jointly and severally shall pay Buyer, at Buyer's option, the amount of the loss, expense or damage suffered or incurred by MSII or Buyer, which would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached. With respect to the representations and warranties contained in Sections 4.8, 4.10, 4.12 and 4.21 which are made to the best of Seller's or Shareholder's knowledge, if it is discovered by Seller, Shareholder or Buyer that the substance of such representation and warranty is inaccurate, then notwithstanding Seller's or Shareholder's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made or at the Closing Date, Seller and Shareholder shall indemnify MSII and Buyer in accordance with this Section 14.1 as if the applicable representation or warranty was breached.

        14.2 Indemnity Against Suits and Claims. For a period of two (2) years after the Closing Date, Seller and Shareholder hereby jointly and severally indemnify and hold harmless MSII and Buyer from all liabilities, suits, claims, demands, damages, fees, costs and expenses (including reasonable attorneys' and accountants' fees) arising out of the incorrectness of any representation or warranty or the breach of any agreement or covenant of Seller or Shareholder under this Agreement. Upon written demand by Buyer, Seller and Shareholder shall defend against any liabilities, suits, claims and demands which may arise from the incorrectness of those representations or warranties or the breach of those covenants and agreements. Seller and Shareholder shall retain counsel reasonably satisfactory to Buyer and conduct any defense diligently and shall keep Buyer advised of the status of such defense. If Seller is called upon to defend, Buyer shall be entitled to participate, through counsel of its own choice, in any such defense, at Buyer's expense. With respect to the representations and warranties contained in Sections 4.8, 4.10, 4.12 and 4.21 which are made to the best of Seller's or Shareholder's knowledge, if it is discovered by Seller, Shareholder or Buyer that the substance of such representation and warranty is inaccurate, then notwithstanding Seller's or Shareholder's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made or at the Closing Date, Seller and Shareholder shall indemnify MSII and Buyer in accordance with this Section 14.2 as if the applicable representation or warranty was breached.

        14.3 Indemnification By Seller and Shareholder Against Losses from Failure to Comply with Bulk Transfer Law. Seller and Shareholder hereby jointly and severally indemnify and hold harmless MSII and Buyer for, from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' and accountants' fees) arising out of any failure (whether by Seller, MSII or Buyer) to comply with any applicable bulk transfer law(s).

        14.4 Indemnification By Seller and Shareholder for Pre-Closing Claims and Landlord Consents. Seller and Shareholder hereby jointly and severally indemnify and hold harmless MSII and Buyer for, from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' and accountants' fees) arising out of (i) Seller's ownership and operation of the Seller's SF Restaurants as and prior to the Closing, and (ii) any assertion by any of the Landlords under the Leases, or their mortgagees, that all necessary consents of such Landlords and mortgagees to the assignments and collateral assignments of lease executed and delivered in connection with the Closing have not been or are not obtained.

        14.5 Advances by Buyer. Without limiting any of the foregoing provisions of this Section 14, Buyer shall have the right to advance any sums necessary to cure any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement.

Section 15.      Indemnification by Buyer.

        15.1 Buyer's Indemnity Against Losses from Untruth of Representations or Warranties or Breach of Agreements or Covenants. For a period of two (2) years after the Closing Date, if it shall appear that any representation or warranty of Buyer contained or referred to in any Section of this Agreement or in any certificate, schedule, exhibit or document delivered pursuant hereto was incorrect or untrue, or that Buyer breached any covenant or agreement contained in this Agreement, Buyer shall pay Seller or Shareholder, at Seller's or Shareholder's option, the amount of the loss, expense or damage suffered or incurred by Seller or Shareholder which would not have been suffered or incurred if the facts set forth in those representations or warranties had been correct or those covenants and agreements had not been breached.

        15.2 Indemnity Against Suits and Claims. For a period of two (2) years after the Closing Date, Buyer hereby indemnifies and holds harmless Seller and Shareholder from all liabilities, suits, claims, demands, damages, fees, costs and expenses (including reasonable attorneys' and accountants' fees) arising out of the incorrectness of any representation or warranty or the breach of any agreement or covenant of Buyer under this Agreement. Upon written demand by Seller or Shareholder, Buyer shall defend against any liabilities, suits, claims and demands which may arise from the incorrectness of those representations or warranties or the breach of those covenants and agreements. Buyer shall retain counsel reasonably satisfactory to Seller and Shareholder and conduct any defense diligently and shall keep Seller and Shareholder advised of the status of such defense. If Buyer is called upon to defend, Seller and Shareholder shall be entitled to participate through counsel of their own choice, in any such defense, at Seller's or Shareholder's expense.

        15.3 Indemnification By MSII and Buyer for Post-Closing Claims. Buyer hereby (and Buyer shall cause MSII to) jointly and severally indemnify and hold harmless Seller and Shareholder for, from and against all liabilities, suits, actions, proceedings, claims, demands, losses, damages, fees, costs, taxes, penalties and expenses (including, but not limited to, reasonable attorneys' and accountants' fees) arising out of MSII's and Buyer's ownership and operation of the Seller's SF Restaurants from and after the Closing, except to the extent of any claim or liability asserted against Seller as, or as a result of Seller acting as, Manager under the Management Agreement.

Section 16.      Post Closing Obligations.

        16.1 Accounting Reconciliation. Promptly following the Closing Date and determination of all balances and proration amounts, the Seller shall provide a current and complete beginning Balance Sheet, proration reconciliation and such other reports and information as may be reasonably requested by Buyer, effective as of the close of business on the Closing Date, in order to substantiate the beginning financial statement balances required for the Seller's SF Restaurants as acquired by MSII and Buyer and to verify and document all closing prorations and other amounts relating to the Seller's SF Restaurants and the prorations and adjustments provided for herein. All necessary prorations and adjustments shall be made in order to insure that all operating and other costs of the Seller's SF Restaurants incurred in connection with and properly allocable to the ownership and operation of the Seller's SF Restaurants as of and prior to the Closing Date shall be borne and paid be Seller, notwithstanding when such cost is actually paid, and all revenues from the Seller's Restaurant to the Closing Date shall be retained by or paid to Seller, and all costs and revenues accruing after the Closing Date shall be borne or received, as applicable, by MSII or Buyer.

        16.2 Extension of San Mateo Lease. Seller and Buyer have agreed that the Lease for the Seller's Restaurant located at 3101 South El Camino Real, San Mateo, California (the "San Mateo Lease") must be extended so that the term thereunder, including all extension options, shall expire no sooner than January 31, 2012, and agree to cooperate in good faith and to use their best efforts to obtain a proper written lease extension to at least that date from the San Mateo Lease landlord without additional conditions (other than normal rent increases) (herein the "Required Lease Extension"). All costs of obtaining the Required Lease Extension shall be considered a cost of closing hereunder, and in the event that the Required Lease Extension is not obtained by no later than December 31, 1997, then Buyer, at Buyer's option, shall have the right to require that Seller (a) substitute other collateral of comparable (and no lesser) value and which is otherwise reasonably acceptable to Buyer and to CNL Financial, Inc., as the lender under the Acquisition Loan ("CNL Financial"), and pay all costs of properly documenting and completing such substitution resulting release of the San Mateo Restaurant (subject to such adjustments as may reasonably be agreed to by Seller and Buyer relating to any variations between the substituted restaurant and the San Mateo Restaurant), or
(b) repay to Buyer all of its invested capital in the San Mateo Restaurant and the required principal payment, prepayment fee and all other costs of releasing the San Mateo Restaurant from the Acquisition Loan in return for the reconveyance of the San Mateo Restaurant to Seller or its designee.

        16.3 Confidentiality. At all times after the Closing, each of Seller and Shareholder shall maintain as confidential the discussions among them and Buyer, and the terms and conditions of this Agreement, and the other agreements to be executed in connection herewith, and except as required by law and by TGI Friday's and the parties' accountants and lenders, shall not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing without the prior written consent of Buyer.

        16.4  Severability;  Survival.  Each and every  provision set forth this
Section 16 is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of this Section 16 shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law. Each provision of this Section 16 shall survive the Closing.

Section 17.      Termination.

        17.1 Right to Terminate. Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing: (a) by Seller or Shareholder if the conditions set forth in Section 10 are not satisfied, or waived in writing by Seller and Shareholder; and (b) by Buyer if the conditions precedent set forth in Section 9 are not satisfied, or waived in writing by Buyer.

        17.2 Remedies. In the event a condition precedent hereunder is not met due to one party's breach of any representation, covenant or warranty hereunder (the "Breaching Party"), the other party (the "Injured Party") may: (i) terminate this Agreement and may seek damages from the Breaching Party; (ii) proceed to Closing and seek damages from the Breaching Party; or (iii) proceed to Closing and waive the breach.

        17.3 Right to Damages. If this Agreement is terminated, no party hereto shall have any liability or obligation to the other; provided, however, that each party shall remain liable for (a) any breach of any of the party's representations, warranties and covenants contained in this Agreement, and (b) any willful failure by the party to perform any of its or their obligations or agreements contained in this Agreement. If Seller and/or
Shareholder fails to perform pursuant to this Agreement then they shall be jointly and severally liable for all of Buyer's out-of-pocket costs and expenses which were incurred in connection with the negotiations, due diligence reviews, and preparation of this Agreement, and all of the other documents related to this transaction, and those costs and expenses which are incurred by Buyer in pursuing such rights and remedies (including reasonable attorneys' fees).

Section 18.      Brokers and Finders.

        Each of the parties hereto represents and warrants to the others that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement nor has it had any dealings with any person which, in either case, may entitle that person to a fee or commission from any other party hereto. Each of the parties indemnifies and holds the others harmless from and against any claim, demand or damages whatsoever by virtue of any arrangement or commitment made by it with or to any person that may entitle such person to any fee or commission from the other parties to this Agreement.

Section 19.      Shareholder's Guarantees.

        Shareholder hereby guarantees to Buyer and becomes a surety for the performance of and compliance with all of Seller's agreements, covenants and obligations hereunder and the truth and correctness of all of Seller's representations and warranties contained herein and under all of the instruments of transfer and conveyance and other closing documents delivered by or on behalf of Seller in connection with the Closing. Any claim or right of Buyer for the failure to perform or comply with any of Seller's agreements, covenants or obligations hereunder or for the untruth or incorrectness of any of its representations or warranties contained herein may be directly enforced against Shareholder and upon or pursuing any without any notice of any kind and without first making any demand upon or pursuing any remedy against Seller. Without notice to or consent of Shareholder, Buyer and Seller may modify or change the terms of this Agreement or any obligation of Seller, and may grant any extension, renewal or indulgence, release, compromise or settlement with respect thereto and none of the foregoing shall in any way affect Shareholder's liability hereunder. Shareholder shall execute or cause to be executed management's representation letter of Buyer's independent accountants with respect to Seller's financial statements so as to enable such accountants to certify such financial statements with no material changes.

Section 20.      Designation of Nominee.

        Buyer shall have the right to designate another person or entity to be the transferee of all of the assets and properties to be transferred by Seller hereunder to a single assignee; provided, however, until the Closing Date such assignment or transfer shall not release the Buyer from its obligations hereunder (but as of and after the Closing Date Buyer will be so released to the extent another person or entity assumes all such obligations, as to any obligation accruing or arising thereafter). Without limiting the generality of the foregoing, the parties acknowledge that Buyer desires and intends to convey and assign all of the Conveyed Assets from MSII to Buyer in a liquidation of MSII as soon as all necessary consents and approvals are obtained and agree (i) to cooperate in good faith to obtain all such consents and approvals and to complete such conveyance to Buyer, and (ii) that upon such conveyance Buyer shall succeed to all rights and interests of MSII with respect to the Conveyed Assets, without additional cost or payment, and shall be subject to all outstanding liabilities of MSII with respect thereto (including without limitation any and all such liabilities of MSII hereunder).

Section 21.      General Provisions.

        21.1 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                 (a)     If to Seller or Shareholder:

                         Main Street California, Inc.
                         5050 N. 40th Street, Suite 200
                         Phoenix, Arizona 85018
                         Attention: Joe W. Panter

                         with a copy to:

                         O'Connor, Cavanagh, Anderson,
                         Killingsworth & Beshears, P.A.
                         Suite 1100
                         One East Camelback
                         Phoenix, Arizona 85012
                         Attention: Robert S. Kant, Esq.

                 (b)     If to Buyer:

                         CNL California Restaurants, Ltd.
                         400 E. South Street, Suite 400
                         Orlando, Florida 32801
                         Attention: Brad Watt

                         with a copy to:

                         Lowndes, Drosdick, Doster, Kantor & Reed,
                         Professional Association
                         P.O. Box 2809
                         Orlando, Florida 32802-2809
                         Attn. Scott C. Thompson, Esq.

                 Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

        21.2 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its or his rights or obligations under this Agreement without the prior written consent of the other parties hereto. Notwithstanding the foregoing, as provided above Seller and Buyer have agreed that Seller shall have the right to convey all of the Conveyed Assets relating to the Seller's Existing SF Restaurants to MSII as its wholly-owned subsidiary, in which event such assets shall be conveyed subject in all respects to the terms of this Agreement and effective as of the Closing Date all of the stock of MSII shall be conveyed to Buyer, unencumbered in all respects. Upon receipt of all necessary approvals, the Conveyed Assets may be conveyed to Buyer by MSII. In the event of such assignment Seller and Shareholder, as well as MSII, shall continue to be fully liable hereunder, and shall nonetheless be fully liable for all obligations under the instruments of transfer and other documents delivered by or on behalf of Seller and MSII hereunder in order to complete the conveyance of the Conveyed Assets to Buyer.

        21.3 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

        21.4 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Florida.

        21.5 Schedules and Exhibits. All Schedules and Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

        21.6 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        21.7 Costs and Expenses. Except to the extend of closing costs falling within the Buyer's Maximum Closing Cost Amount, each party hereto shall bear its or his own costs and expenses (including the fees and disbursements of counsel and accountants) incurred in connection with the negotiation and preparation of and the Closing under this Agreement, and all matters incident thereto.

        21.8 Titles Not to Affect Interpretation. The titles of Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

        21.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any photographic, facsimile or photocopy of this Agreement, with all signatures reproduced on one or more sets of signature pages, shall be considered for all purposes as of it were an executed counterpart of this Agreement.

        21.10 Provisions Separable. The provisions of this Agreement are independent and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

        21.11 Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

        21.12 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

        21.13 Subsidiaries. To the extent that Seller has subsidiaries at the date of this Agreement and on the Closing Date, all representations, warranties, covenants and agreements by Seller and Shareholder shall be deemed made to the same extent and effect with respect to subsidiaries of Seller.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

SELLER:                                                      BUYER:

MAIN STREET CALIFORNIA, INC., an          CNL CALIFORNIA RESTAURANTS,
Arizona corporation                       LTD., a Florida limited partnership

                                          By: CNL Restaurants XVII, Inc., a
By: ________________________________          Florida corporation, General
                                              Partner
Name: _____________________________
                                          By: __________________________
As Its: _____________________ President
                                          Name: _______________________

        (CORPORATE SEAL)                  As Its: _______________ President

SHAREHOLDER:



MAIN STREET AND MAIN INCORPORATED, a Delaware corporation



By: ________________________________

Name: _____________________________

As Its: _____________________ President


        (CORPORATE SEAL)

                                 Schedule 1.1(a)

                               Leased Real Estate

                           T.G.I. Friday's Restaurants
                             Addresses and Landlords


        1.       10343 N. Wolfe Road
                 San Jose, Santa Clara County, California  95014
                 Landlord:  Vallco L.L.C., a Delaware limited liability company

        2.       685 Beach Street at Hyde
                 San Francisco, San Francisco County, California
                 Landlord: Oak Grove Investors, a California limited partnership

        3.       2410 San Ramon Valley Boulevard, Suite 130
                 San Ramon, Contra Costa County, California  94583
                 Landlord:   Kilpatrick  Partners,  LLC,  a  California  limited
                 liability company

        4.       3101 S. El Camino Real
                 San Mateo, San Mateo County, California  94403
                 Landlord:    Bohannon   Development   Company,   a   California
                 corporation

        5.       1250 Grundy Lane
                 San Mateo, San Bruno County, California  94066
                 Landlord: Silver Creek Valley, a California limited partnership and North First Street

                 Properties, a California general partnership

        6.       150 Fourth Street
                 San Francisco (Mosconi), San Francisco County, California 94103
                 Landlord: WCB II More Limited Partnership, a Delaware limited partnership